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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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NaPro BioTherapeutics, Inc.
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630 Fifth Avenue, Suite 3110 New York, NY 10111 Tel: (212) 319-2800 Fax: (212) 319-2808 4840 Pearl East Circle, Suite 300W Boulder, Colorado 80301 Tel: (303) 516-8500 Fax: (303) 530-1296
CONTACT: NaPro BioTherapeutics, Inc. L. Robert Cohen Vice President, Investor Relations (212) 218-8715
Investors: Lilian Stern Stern Investor Relations (212) 362-1200	Media: Peter Steinerman (516) 374-3031

For Immediate Release

NAPRO AWARDED PHASE I SBIR GRANT FOR RESEARCH ON MUSCULAR DYSTROPHY

        Boulder, CO—December 4, 2003—NaPro BioTherapeutics, Inc. (Nasdaq:NPRO) today announced that it has received a Small Business Innovation Research (SBIR) award from the National Institute of Neurological Disorders and Stroke of the National Institutes of Health (NINDS/NIH) to use its gene editing technology to address inherited mutations in animal models of Duchenne muscular dystrophy (DMD).

        NaPro will be targeting the existing mutant DMD gene with specifically designed proprietary oligonucleotides, which pair with, and direct, a muscle cell's natural repair mechanism to correct the inherited chromosomal defect. Initial studies will focus on dystrophinopathies in muscle tissue of marine and canine models of DMD.

        Frank Tagliaferri, PhD, Director of Preclinical Development at NaPro and Principal Investigator for this work commented, "NIH funding of NaPro in this area of research is enormously appreciated and represents an added source of recognition for our gene editing technology. This grant allows us to expand the therapeutic application of our technology to include not only hematologic and neurologic disorders, which we are currently working on, but to include inherited mutations in muscle disorders as well."

About Duchenne Muscular Dystrophy

        Duchenne muscular dystrophy is caused by a mutation on the x-chromosome whereby the protein, dystrophin, cannot be produced. This protein is necessary for normal muscle function to occur. The absence of dystrophin leads to progressive muscle wasting and weakness in the arms, legs, and trunk. The heart and respiratory muscles may also be affected. This is a hereditary disease affecting almost exclusively males and is usually fatal by 20-24 years of age. Approximately 1 in 3,300 males suffers this disease in the United States.

About NaPro BioTherapeutics

        NaPro BioTherapeutics, Inc. is a life science company focused on the development of therapies for the targeted treatment of cancer and hereditary disease.

        For more information about NaPro and its technologies, visit NaPro's web site at www.naprobio.com.

Forward Looking Statements

        The statements in this news release that are not historical facts are forward-looking statements that represent management's beliefs and assumptions as of the date of this news release, based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "estimates," "may," "will," "should," "anticipated," "expected" or comparable terminology or by discussions of strategy. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot assure that these expectations will prove to be correct. Such statements involve risks and uncertainties including: risks associated with development of the genomics, gene editing and targeted businesses, including competition from companies in similar businesses, limitations on the ability to market products because of the intellectual property rights of third parties, the ability to obtain, maintain and enforce patents; the risk that the transaction announced with Faulding Pharmaceutical Co. may not close because it is not approved by stockholders or otherwise or may be materially delayed; the costs of continuing development of any or all of the Company's development programs; the timing of when those programs will enter the clinic; the successful commercialization of the Company's platform technologies; the fact that the Company's business will require substantial additional investment that the Company has not secured; and the risk that the cash proceeds from the Faulding transaction, if realized, will not be sufficient to fund the Company's strategic plans for the initial development new proprietary therapeutic candidates; and all of those factors identified under the captions "Risk Factors," "Special Note Regarding Forward Looking Statements" or "Cautionary Note Regarding Forward Looking Statements" in the Company's documents filed from time to time with the SEC, including the Company's registration statement on Form S-3, as amended, dated August 8, 2003, its Annual Report on Forms 10-K and 10-K/A for the year ending December 31, 2002 filed with the SEC on March 27, April 30, August 8 and October 24, 2003, and its Quarterly Report on Form 10-Q for the quarter ended October 1, 2003 filed with the Securities and Exchange Commission on November 14, 2003. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company disclaims any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

Additional Information

        In connection with the proposed sale of assets to Mayne Pharma (USA) Inc. (f/k/a Faulding Pharmaceutical Co.), NaPro has filed a definitive proxy statement with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read the definitive proxy statement as it contains important information about NaPro, the proposed transaction and related matters. Investors and security holders have access to free copies of the definitive proxy statement and other documents filed with the SEC by NaPro through the SEC website at www.sec.gov. The definitive proxy statement and related materials may also be obtained for free from NaPro by calling the company contact listed below.

        NaPro and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of NaPro's stockholders in connection with the proposed transaction is set forth in NaPro's proxy statement for its 2003 annual meeting of stockholders, dated May 23, 2003 and filed with the SEC on May 27, 2003. Additional information is set forth in the definitive proxy statement on file with the SEC related to the proposed sale of assets.

        For further information, please contact L. Robert Cohen, Vice President, Investor Relations of NaPro BioTherapeutics, Inc., +1-212-218-8715.

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  NAPRO AWARDED PHASE I SBIR GRANT FOR RESEARCH ON MUSCULAR DYSTROPHY